EXHIBIT 22
               SUBSIDIARIES OF ENCORE COMPUTER CORPORATION



                 NAME                       JURISDICTION       OWNERSHIP

ENCORE COMPUTER U.S., INC                     DELAWARE           100%

ENCORE COMPUTER INTERNATIONAL, INC.           DELAWARE           100%

ENCORE COMPUTER LIMITEE                        CANADA            100%

ENCORE COMPUTER (U.K.) LIMITED             UNITED KINGDOM        100%

ENCORE COMPUTER BELGIUM S.A.                  BELGIUM            100%

ENCORE COMPUTER GmbH                          GERMANY            100%

ENCORE COMPUTER de PUERTO RICO, INC.          DELAWARE           100%

ENCORE COMPUTER S.A.                           FRANCE            100%

ENCORE COMPUTER (IRELAND) LIMITED             IRELAND            100%

ENCORE COMPUTER ITALIA S.p.A.                  ITALY             100%

JAPAN ENCORE COMPUTER                          JAPAN              50%

ENCORE COMPUTER B.V.                        NETHERLANDS          100%

ENCORE COMPUTER NETHERLANDS, B.V.           NETHERLANDS          100%

ENCORE COMPUTER ESPANA S.A.                    SPAIN             100%

ENCORE COMPUTER (IRISH PARTNERSHIP)           IRELAND             50%

LAUDERDALE COMPUTER A.B.                       SWEDEN            100%